ADC TELECOMMUNICATIONS, INC.

RESTRICTED STOCK AWARD AGREEMENT

        THIS AGREEMENT is made as of this          day of                              by and between ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), and [Insert #1] ("Participant").

        The Company, pursuant to its Global Stock Incentive Plan (the "Plan"), hereby grants the following stock award to Participant, which award shall have the terms and conditions set forth in this Agreement:

  1.    Award

    The Company, effective as of the date of this Agreement, hereby grants to Participant a restricted stock award of [Insert #2] shares (the "Shares") of common stock, par value $.20 per share, of the Company (the "Common Stock"), subject to the terms and conditions set forth herein.

  2.    Vesting

    Subject to the terms and condition of this Agreement, the Shares shall vest in Participant as follows: one-third (1/3) of the Shares shall vest on each of November 1, 2002, 2003 and 2004, if, and only if, Participant remains continuously employed by the Company from the date hereof until each respective vesting date. Notwithstanding the foregoing, in the event that the vesting and exercisability of Participant's stock option granted on November 1, 2001, under the Company's Global Stock Incentive Plan is accelerated pursuant to a change in control of the Company under the conditions specified in Exhibit A to such stock option agreement, the vesting of the Shares shall similarly be accelerated.

  3.    Restriction on Transfer

    Until the Shares vest pursuant to Section 2 hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

  4.    Forfeiture

    If Participant ceases to be an employee of the Company or any majority-owned affiliate of the Company for any reason prior to the vesting of the Shares pursuant to Section 2 hereof, Participant's rights to the unvested portion of the Shares shall be immediately and irrevocably forfeited.

  5.    Issuance and Custody of Certificate

    (a)    The Company shall cause to be issued one or more stock certificates, registered in the name of Participant, evidencing the Shares. Each such certificate shall bear the following legend:

      "The shares of common stock represented by this certificate are subject to forfeiture, and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the ADC Telecommunications, Inc. Global Stock Incentive Plan and a

      Restricted Stock Award Agreement entered into between ADC Telecommunications, Inc. and the registered owner of such shares. Copies of the Plan and the Agreement are on file in the office of the Secretary of ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota."

    (b)    Participant shall execute stock powers relating to the Shares and deliver the same to the Company. Company shall use such stock powers only for the purpose of canceling any unvested Shares that are forfeited.

    (c)    Each certificate issued pursuant to Section 5(a) hereof, together with the stock powers relating to the Shares, shall be deposited by the Company with the Secretary of the Company or a custodian designated by the Secretary. The Secretary or such custodian shall issue a receipt to Participant evidencing the certificate or certificates held which are registered in the name of Participant.

    (d)    After any Shares vest pursuant to Section 2 hereof, the Company shall promptly cause to be issued a certificate or certificates evidencing such vested Shares, free of the legend provided in section 5(a) hereof, and shall cause such certificate or certificates to be delivered to Participant or Participant's legal representatives, beneficiaries or heirs.

  6.    Distributions and Adjustments

    (a)    If all or any portion of the Shares vest in Participant subsequent to any change in the number or character of Shares of Common Stock (through stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Shares of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Shares such that an adjustment is determined by the Compensation and Organization Committee of the Board of Directors (the "Committee") to be appropriate in order to prevent dilution or enlargement of the interest represented by the Shares), Participant shall then receive upon such vesting the number and type of securities or other consideration which he would have received if the Shares had vested prior to the event changing the number or character of outstanding Shares of Common Stock.

    (b)    Any additional Shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares. Any cash dividends payable with respect to the Shares shall be distributed to Participant at the same time cash dividends are distributed to shareholders of the Company generally.

    (c)    Any additional Shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 5(c) hereof.

  7.    Taxes

    (a)    In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from Participant.

    (b)    Participant may elect to satisfy his federal and state income tax withholding obligations in connection with this restricted stock award by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon vesting of this restricted stock award having a fair market value equal to the amount of federal and state income taxes required to be withheld in connection with this restricted stock award, in accordance with the rules of the Committee, or (ii) delivering to the Company shares of Common Stock other than the shares to be delivered upon vesting of this restricted stock award having a fair market value equal to such taxes, in accordance with the rules of the Committee.

    (c)    Notwithstanding clause 7(b) above, if Participant elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Company may require at the time of such election an additional payment for withholding tax purposes based on the fair market value of such Shares as of the date of the acquisition of such Shares by Participant.

  8.    Miscellaneous

    (a)    This Agreement is issued pursuant to the Plan and is subject to its terms. Participant hereby acknowledges receipt of a copy of the Plan. The Plan is also available for inspection during business hours at the principal office of the Company.

    (b)    This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its subsidiaries.

    (c)    This Agreement shall be governed by and construed under the internal laws of the State of Minnesota, without regard for conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

ADC TELECOMMUNICATIONS, INC.
By:

Its:

PARTICIPANT

[Insert #1]